UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2017

ABV Consulting, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-198567	46-3997344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit A, 21st Floor, 128 Wellington Street, Central, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (852) 3106-2226

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 28, 2017, ABV Consulting, Inc. (the “Company”) closed the share exchange (the “Exchange”) pursuant to the terms of that certain Share Exchange Agreement (the “Agreement”), dated February 24, 2017, by and between the Company, Allied Plus (Samoa) Limited, an international company incorporated in Samoa with limited liability (“APSL”), and shareholders holding 100% of the outstanding equity interests of APSL and listed in Annex I to the Agreement (the “Sellers”). In connection with the closing, on February 28, 2017, the Company filed Articles of Exchange with the Secretary of State for the State of Nevada, which Articles of Exchange became effective upon filing. See the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on February 24, 2017, which is incorporated herein by reference, for a detailed description of the Agreement.

At the closing of the Exchange, the Company acquired 100% of the outstanding equity interests of APSL from the Sellers, and the Company issued to the Sellers, pro-rata based on each Seller’s ownership percentage of APSL prior to the Exchange, 1,980,000,000 shares of the Company’s common stock, par value $0.0001 per share (representing approximately 99.72% of the Company’s outstanding common stock). As a result, the Sellers became stockholders of the Company and APSL became a subsidiary of the Company. For federal income tax purposes, it is intended that the Exchange qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. There exists no material relationship between the Sellers and the Company, affiliates of the Company, the directors or officers of the company or any associates of the directors or officers of the Company.

APSL was incorporated in Samoa on January 11, 2016, for the purposes of sourcing and developing tourism and entertainment-related investment projects in Malaysia and Southeast Asia in connection with the People’s Republic of China’s broad “One Belt, One Road” regional investment and development initiative, and for other purposes.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosure in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item. The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placement of the herein referenced securities, pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder because, among other things, the transactions did not involve a public offering, each of the recipients acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities in each instance.

Item 5.01 Changes in Control of Registrant

The disclosure in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item. Ms. Ping Zhang owns 5,000,000 common shares of the Company, which comprised 90.37% of the Company’s issued and outstanding stock immediately prior to the closing of the Exchange. Following the closing of the Exchange, Ms. Zhang’s ownership of the Company was reduced to 0.25%. None of the parties to the Agreement are subject to any agreement related to the election of directors of the Company, and there are no arrangements known to the Company which may at a subsequent date result in a change of control of the Company.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed by the Company by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed by the Company by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABV Consulting, Inc.

Date: March 2, 2017	By:	/s/ Wai Lim Wong
Wai Lim Wong
President and Chief Executive Officer

3